Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 26, 2018, with respect to the 2017 financial statements included in the Annual Report of L3 Technologies, Inc. Amended and Restated 2009 Employee Stock Purchase Plan on Form 11-K for the year ended December 31, 2017. We consent to the incorporation by reference of said report in the Registration Statement of L3 Technologies, Inc. on Form S-8 (File No. 333-160359).

/s/ Grant Thornton LLP
New York, New York
March 26, 2018